AMENDMENT NO. 1
                                  TO
                  VASTAR RESOURCES, INC. SAVINGS PLAN
                      __________________________


     Pursuant to resolutions adopted by Board of Directors on June 27, 1994, the Vastar Resources, Inc. Savings Plan (the "Plan") is hereby amended effective as of July 1, 1994:

1.   Subparagraph 1.3(b) of the Plan is amended to read as follows:

     "(b) In  determining  the  Base Pay of a  Member,  the  rules  of
          Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted Base Pay limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Base Pay as determined under this paragraph prior to the application of this limitation."

2.        Subparagraph 1.10(b)(vii) of the Plan is amended to read  as follows:

     "(vii)    Compensation, for purposes of this Paragraph 1.13 means
          compensation within the meaning of Section 415(c)(3) of the Code without regard to Section 125, Section 402(e)(3) and
          Section 402(h)(1)(B) of the Code."

3.   Paragraph 2.1 of the Plan is amended to read as follows:

     "2.1 Membership
          An Employee who is paid on a United States dollar payroll of the Company may become a Member on the earlier of (a) or (b) below:

          (a)  Completion of six months of Credited Company Service,

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          (b)  Completion  of  1,000 Hours of Service during  any  12-
               consecutive-month period commencing on the Employee's date of employment or any anniversary thereof."

4.        A new Paragraph 4.8 is added to the Plan to read as follows:

     "4.8 Exclusive Benefit

          The corpus or income of the trust may not be divested to or used for other than the exclusive benefit of the Members and their beneficiaries and to defray reasonable expenses of administering the Plan."

5.    The  second  paragraph of Paragraph 5.2 is amended  to  read  as follows:

     "All Financed Shares acquired by the Plan shall initially be credited to a loan suspense account, and will be allocated to the Members' Accounts only as payments on the Acquisition Loan are made. Release from the loan suspense account for allocation to Members' Accounts in each Plan Year shall be based on shares of stock or other non-monetary units, rather than by dollar amount, and shall not be less than the number calculated as follows:"

     Executed this 29th day of March, 1996.

ATTEST                                   VASTAR RESOURCES, INC.





BY:  /S/ Jonathan D. Edelfelt            By:  /S/Jeffrey M. Bender
    ----------------------------             ------------------------
    JONATHAN D. EDELFELT                      JEFFREY M. BENDER
    Associate Secretary                       Vice President
                                              Human Resources